Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

As previously disclosed in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2022, HighPeak Energy Assets, LLC, a wholly owned subsidiary of HighPeak Energy, Inc. (the “Company” or “HighPeak” and, together with HighPeak Energy Assets, LLC, the “HighPeak Parties”) entered into that certain Purchase and Sale Agreement (the “February Purchase Agreement”), dated as of February 15, 2022, with the third party private sellers set forth in the agreements (the “Alamo Parties”) to acquire various oil and gas properties contiguous to its Flat Top operating area in Howard and Borden Counties, Texas (the “February Acquisition”). On March 25, 2022, the Company completed the February Acquisition, consisting of producing properties, undeveloped acreage, water system infrastructure and in-field fluid gathering pipelines (the “February Assets”), in exchange for a combined purchase price consisting of 6,960,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), valued at closing at $156.6 million, and $141,000 in cash, which remains subject to final post-closing settlement between the Company and the Alamo Parties.

Concurrently with the entry into the February Purchase Agreement, the HighPeak Parties entered into that certain Put/Call Agreement with the Alamo Parties, pursuant to which certain members of the Alamo Parties were granted the option to become a party to a purchase and sale agreement and accordingly sell such member’s interests in certain additional producing crude oil and natural gas properties in Borden County, Texas (the “Put/Call Agreement” and, together with the February Purchase Agreement, the “February Acquisition Agreements”).

Pursuant to, and in connection with, the February Acquisition Agreements, on June 3, 2022, the HighPeak Parties and Alamo Borden County 1, LLC (“Alamo I”) entered into a Purchase and Sale Agreement (the “June Purchase Agreement” and, together with the February Acquisition Agreements, the “Alamo Acquisition Agreements”), to acquire certain assets of Alamo I, or any affiliate of Alamo I, located in Borden County, Texas (the “June Assets” and, together with the February Assets, the “Alamo Assets”) and closed the acquisition (the “June Acquisition” and, together with the February Acquisition, the “Alamo Acquisitions”) on June 21, 2022. The consideration for this June Acquisition was 371,517 shares of the Company’s Common Stock, valued at closing at $11.2 million, which remains subject to final post-closing settlement between the Company and Alamo I.

The Alamo Acquisitions will be accounted for as asset acquisitions as substantially all of the gross assets acquired are concentrated in a group of similar identifiable assets. The preliminary allocation of the total purchase prices in the Alamo Acquisitions are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed. The pro forma financial statements have been prepared to reflect the transaction accounting adjustments to HighPeak’s historical condensed consolidated financial information in order to account for the Alamo Acquisitions and will include the assumption of liabilities for acquisition-related expenses and the recognition of the estimated tax impact of the pro forma adjustments.

The unaudited pro forma condensed combined balance sheet of HighPeak Energy, Inc. as of March 31, 2022, was prepared to give effect to the Alamo Acquisitions as if they had been completed on March 31, 2022, excluding the effects of the February Purchase Agreement which closed on March 25, 2022 other than an estimate of post-closing adjustments thereto, the effects of which are already included in HighPeak Energy Inc.’s unaudited historical financial statements as of March 31, 2022 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2022, and the unaudited pro forma condensed combined statement of operations of HighPeak Energy, Inc. for the three months ended March 31, 2022 and for the year ended December 31, 2021, was prepared to give effect to the Alamo Acquisitions as if they had been completed on January 1, 2021. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet does not purport to represent what HighPeak’s financial position would have been had the Alamo Acquisitions actually been consummated on March 31, 2022. The unaudited pro forma condensed combined statements of operations do not purport to represent what HighPeak’s results of operations would have been had the Alamo Acquisitions actually been consummated on January 1, 2021. The unaudited pro forma condensed combined financial information is not indicative of HighPeak’s future financial position or results of operations and does not reflect future events that may occur after the Alamo Acquisitions, including, but not limited to, the anticipated realization of ongoing savings from operating efficiencies, or offsetting unforeseen incremental costs.

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 has been derived from and should be read in conjunction with the unaudited historical condensed consolidated balance sheet of HighPeak as of March 31, 2022 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2022 and the closing statements of the Alamo Acquisitions.

The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2022 has been derived from:

•

the unaudited historical condensed consolidated statement of operations of HighPeak for the three months ended March 31, 2022 included in its Quarterly Report on Form 10-Q for quarter ended March 31, 2022; and

•

the unaudited historical revenues and direct operating expenses of the Alamo Assets for the three months ended March 31, 2022 (incorporated by reference from Exhibit 99.3 to this Current Report on Form 8-K).

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been derived from:

•	the audited historical consolidated statement of operations of HighPeak for the year ended December 31, 2021 included in its 2021 Annual Report on Form 10-K for the year ended December 31, 2021; and

•

the audited historical consolidated statement of revenues and direct operating expenses of the Alamo Assets for the year ended December 31, 2021 (incorporated by reference from Exhibit 99.2 to this Current Report on Form 8-K).

HIGHPEAK ENERGY, INC.

 UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

 AS OF MARCH 31, 2022

 ($ in thousands)

	HighPeak	June Acquisition	Pro Forma Adjustments		HighPeak Energy Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$35,850	$—	$1,487	(a)	$37,337
Accounts receivable	46,167	—			46,167
Prepaid expenses	15,080	—			15,080
Inventory	3,986	—			3,986
Deposits	50	—			50
Total current assets	101,133	—	1,487		102,620
Crude oil and natural gas properties, using the successful efforts method of accounting:
Proved properties	999,110	11,202	(1,487)	(a)	1,008,825
Unproved properties	137,765	—			137,765
Accumulated depletion, depreciation and amortization	(99,442)	—			(99,442)
Total crude oil and natural gas properties, net	1,037,433	11,202	(1,487)		1,047,148
Other property and equipment, net	1,637	—			1,637
Other noncurrent assets	4,515	—			4,515
TOTAL ASSETS	$1,144,718	$11,202	$—		$1,155,920
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$59,062	$—			$59,062
Accrued liabilities	58,083	—			58,083
Derivatives	51,758	—			51,758
Advances from joint interest owners	4,067	—			4,067
Other current liabilities	6,676	—			6,676
Total current liabilities	179,646	—	—		179,646
Noncurrent liabilities:
Long-term debt, net	203,197	—			203,197
Deferred income taxes	55,490	—			55,490
Derivatives	5,342	—			5,342
Asset retirement obligations	5,082	30			5,112
Other	2,080	—			2,080
Stockholders' equity:
Common stock	10	1			11
Additional-paid-in capital	777,501	11,171			788,672
Accumulated deficit	(83,630)	—			(83,630)
Total equity	693,881	11,172	—		705,053
TOTAL LIABILITIES AND EQUITY	$1,144,718	$11,202	$—		$1,155,920

HIGHPEAK ENERGY, INC.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

 FOR THE THREE MONTHS ENDED MARCH 31, 2022

 ($ in thousands)

	HighPeak	Alamo Acquisitions	Reclass Adjustments (b)	Pro Forma Adjustments		HighPeak Pro Forma Combined
OPERATING REVENUES:
Crude oil sales	$86,938	$—	$7,616			$94,554
NGL and natural gas sales	5,291	—	211			5,502
Crude oil, NGL and natural gas revenues	—	7,827	(7,827)			—
Total operating revenues	92,229	7,827	—	—		100,056
OPERATING COSTS AND EXPENSES:
Crude oil and natural gas production	9,446	—	740			10,186
Production and ad valorem taxes	5,006	—	362			5,368
Direct operating expenses	—	1,102	(1,102)			—
Exploration and abandonments	209	—				209
Depletion, depreciation and amortization	17,024	—		2,094	(c)	19,118
Accretion of discount	54	—		8	(d)	62
General and administrative	1,940	—				1,940
Stock-based compensation	3,976	—				3,976
Total expenses	37,655	1,102	—	2,102		40,859
INCOME (LOSS) FROM OPERATIONS	54,574	6,725	—	(2,102)		59,197
OTHER INCOME (EXPENSE):
Interest and other income	250	—				250
Interest expense	(5,252)	—				(5,252)
Derivative loss, net	(66,394)	—				(66,394)
Total other income (expense), net	(71,396)	—	—	—		(71,396)
NET INCOME (LOSS) BEFORE INCOME TAXES	(16,822)	6,725	—	(2,102)		(12,199)
INCOME TAX EXPENSE (BENEFIT)	(312)	—		971	(e)	659
NET INCOME (LOSS)	(16,510)	6,725	—	(3,073)		(12,858)
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—		—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,510)	$6,725	$—	$(3,073)		$(12,858)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS):
Basic	95,841	372		6,419	(f)	102,632
Diluted	95,841	372		6,419	(f)	102,632
EARNINGS (LOSS) PER COMMON SHARE:						(g)
Basic net income (loss)	$(0.17)					$(0.13)
Diluted net income (loss)	$(0.17)					$(0.13)

HIGHPEAK ENERGY, INC.

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

 FOR THE YEAR ENDED DECEMBER 31, 2021

 ($ in thousands)

	HighPeak	Alamo Acquisitions	Reclass Adjustments (b)	Pro Forma Adjustments		HighPeak Pro Forma Combined
OPERATING REVENUES:
Crude oil sales	$210,453	$—	$6,494			$216,947
NGL and natural gas sales	9,671	—	401			10,072
Crude oil, NGL and natural gas revenues	—	6,895	(6,895)			—
Total operating revenues	220,124	6,895	—	—		227,019
OPERATING COSTS AND EXPENSES:
Crude oil and natural gas production	25,053	—	1,920			26,973
Production and ad valorem taxes	10,746	—	600			11,346
Direct operating expenses	—	2,520	(2,520)			—
Exploration and abandonments	1,549	—				1,549
Depletion, depreciation and amortization	65,201	—		2,061	(c)	67,262
Accretion of discount	167	—		34	(d)	201
General and administrative	8,885	—				8,885
Stock-based compensation	6,676	—				6,676
Total expenses	118,277	2,520	—	2,095		122,892
INCOME (LOSS) FROM OPERATIONS	101,847	4,375	—	(2,095)		104,127
OTHER INCOME (EXPENSE):
Interest and other income	1	—				1
Interest expense	(2,484)	—				(2,484)
Derivative loss, net	(26,734)	—				(26,734)
Other expense	(167)	—				(167)
Total other income (expense), net	(29,384)	—	—	—		(29,384)
NET INCOME (LOSS) BEFORE INCOME TAXES	72,463	4,375	—	(2,095)		74,743
INCOME TAX EXPENSE (BENEFIT)	16,904	—		479	(e)	17,383
NET INCOME (LOSS)	55,559	4,375	—	(2,574)		57,360
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST OWNERS	—	—		—		—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$55,559	$4,375	$—	$(2,574)		$57,360

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING (IN THOUSANDS):
Basic	93,127	372		6,960	(f)	100,459
Diluted	94,772	372		6,960	(f)	102,104
EARNINGS (LOSS) PER COMMON SHARE:						(g)
Basic net income (loss)	$0.55					$0.57
Diluted net income (loss)	$0.54					$0.56

HIGHPEAK ENERGY, INC.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The accompanying pro forma condensed combined financial statements were prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Final Rule Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and based on the historical consolidated and combined financial information of HighPeak and the Alamo Parties. The Alamo Acquisitions have been accounted for herein as asset acquisitions. The preliminary allocation of the total purchase prices in the Alamo Acquisitions are based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed.

Certain transaction accounting adjustments have been made in order to show the effects of the Alamo Acquisitions on the combined historical financial information of HighPeak and the Alamo Parties. The transaction accounting adjustments are preliminary and based on estimates of the purchase consideration and estimates of fair value and useful lives of the assets acquired and liabilities assumed.

The transaction accounting adjustments are described in the accompanying notes and are based on available information and certain assumptions that HighPeak believes are reasonable; however, actual results may differ from those reflected in these statements. The unaudited pro forma condensed combined statements do not purport to represent what HighPeak’s financial position or results of operations would have been if the Alamo Acquisitions had occurred on the dates indicated above, nor are they indicative of HighPeak’s future financial position or results of operations. Certain information normally included in financial statements and the accompanying notes has been condensed or omitted. These unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and related notes of HighPeak and the Alamo Parties for the periods presented.

The pro forma condensed combined balance sheet as of March 31, 2022 gives effect to the Alamo Acquisitions as if they had been completed on March 31, 2022, excluding the effects of the February Purchase Agreement which closed on March 25, 2022, other than an estimate of post-closing adjustments thereto, the effects of which are already included in HighPeak Energy Inc.’s unaudited historical financial statements as of March 31, 2022 included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2022. The pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 give effect to the Alamo Acquisitions as if they had been completed on January 1, 2021.

Note 2. Accounting Policies and Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021 have been compiled in a manner consistent with the accounting policies adopted by HighPeak. Certain reclassifications and adjustments have been made to the historical financial information of Alamo presented herein to conform to HighPeak’s historical presentation.

Note 3. Preliminary Purchase Price Allocation

The preliminary allocation of the total purchase prices in the Transaction is based upon management’s estimates of and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of March 31, 2022 using currently available information. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase prices allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.

The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the Alamo Acquisitions, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

The consideration transferred, fair value of assets acquired and liabilities assumed by HighPeak are expected to be recorded as follows (in thousands, except share amounts and stock price):

	February Acquisition	June Acquisition	Alamo Acquisitions
Consideration:
Shares of HighPeak Common Stock issued	6,960,000	371,517	7,331,517
HighPeak Common Stock price as of closing	$22.50	$30.07
Common Stock consideration	156,600	11,172	167,772
Cash consideration	(1,346)	—	(1,346)
Total consideration transferred	$155,254	$11,172	$166,426
Fair value of assets acquired:
Crude oil and natural gas properties	$155,777	11,202	166,979
Amount attributable to assets acquired	$155,777	$11,202	$166,979
Fair value of liabilities assumed:
Noncurrent liabilities - asset retirement obligations	$523	30	553
Amount attributable to liabilities assumed	$523	$30	$553

Total consideration is based on the terms of the Alamo Acquisition Agreements, and the combined consideration paid by the Company at both closings consists of 7,331,517 shares of Common Stock with customary closing adjustments totaling $1.3 million in cash paid to the Company, subject to the post-closing settlements described above.

The fair value measurements of assets acquired and liabilities assumed are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.

Significant inputs to the valuation of oil and gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated future cash flows, and (vi) a market-based weighted average cost of capital rate. These inputs require significant judgments and estimates and are the most sensitive and subject to change.

Note 4. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed combined balance sheet as of March 31, 2022 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 and the year ended December 31, 2021:

(a)	Adjustment to reflect the estimated post-closing adjustments to the February Acquisition.

(b)	Adjustment to reflect the Alamo Parties’ revenues and direct operating expenses consistent with HighPeak’s classification and presentation.

(c)	Adjustment to reflect the additional depletion, depreciation and amortization expense associated with the Alamo Acquisitions if consummated as of January 1, 2021.

(d)	Adjustment to reflect the additional accretion of discount on asset retirement obligations associated with the Alamo Acquisitions if consummated as of January 1, 2021.

(e)	Adjustment to reflect the additional deferred tax expense that would have been recorded related to the Alamo Acquisitions if consummated as of January 1, 2021.

(f)	Adjustment to reflect the additional weighted average shares outstanding based on the 6,960,000 shares of Common Stock issued in the February Acquisition if consummated as of January 1, 2021.

(g)	Reflects the adjusted earnings (loss) per share if the Alamo Acquisitions were consummated as of January 1, 2021.

Note 5. Supplemental Unaudited Combined Oil and Natural Gas Reserves and Standardized Measure Information

The following tables present estimated pro forma combined crude oil, NGL and natural gas reserves information as of and for the year ended December 31, 2021. The amounts below were determined based on the amounts reported in HighPeak’s Annual Report on Form 10-K for the year ended December 31, 2021 and Alamo’s audited statement of revenues and direct operating expenses for the year ended December 31, 2021. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the respective reports. The estimated pro forma reserve information below gives effect to the Alamo Acquisitions as if they had been completed on January 1, 2021. The Alamo Parties’ estimated crude oil and natural gas reserves do not break out the wet natural gas stream into NGL and dry natural gas consistent with HighPeak’s presentation of crude oil, NGL and natural gas reserves. However, this is not considered material on an MBoe basis and the standardized measure is not effected. The reserves associated with the Alamo Acquisitions will be converted to a split stream basis going forward once combined with HighPeak’s estimated crude oil, NGL and natural gas reserve information. The following estimated pro forma combined crude oil, NGL and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Alamo Acquisitions been completed on December 31, 2021 and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

The following table presents a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2021:

	Crude Oil (MBbl)
	HighPeak	Alamo Acquisitions	Combined
Proved Reserves at January 1, 2021	19,032	584	19,616
Extensions and discoveries	36,867	6,357	43,224
Purchase of minerals-in-place	973	—	973
Sales of minerals-in-place	(238)	—	(238)
Revisions of previous estimates	(1,807)	73	(1,734)
Production	(3,002)	(162)	(3,164)
Proved Reserves at December 31, 2021	51,825	6,852	58,677

	NGL (MBbl)
	HighPeak	Alamo Acquisitions	Combined
Proved Reserves at January 1, 2021	2,160	—	2,160
Extensions and discoveries	4,845	—	4,845
Purchase of minerals-in-place	631	—	631
Sales of minerals-in-place	(44)	—	(44)
Revisions of previous estimates	10	—	10
Production	(224)	—	(224)
Proved Reserves at December 31, 2021	7,378	—	7,378

	Natural Gas (MMcf)
	HighPeak	Alamo Acquisitions	Combined
Proved Reserves at January 1, 2021	7,939	841	8,780
Extensions and discoveries	19,529	5,707	25,236
Purchase of minerals-in-place	2,910	—	2,910
Sales of minerals-in-place	(139)	—	(139)
Revisions of previous estimates	842	6	848
Production	(1,020)	(108)	(1,128)
Proved Reserves at December 31, 2021	30,061	6,446	36,507

	Total (MBoe)
	HighPeak	Alamo Acquisitions	Combined
Proved Reserves at January 1, 2021	22,515	724	23,239
Extensions and discoveries	44,967	7,308	52,275
Purchase of minerals-in-place	2,089	—	2,089
Sales of minerals-in-place	(305)	—	(305)
Revisions of previous estimates	(1,657)	74	(1,583)
Production	(3,396)	(180)	(3,576)
Proved Reserves at December 31, 2021	64,213	7,926	72,139

The following table sets forth information with respect to the historical and combined estimated crude oil, NGL and natural gas reserves as of December 31, 2021:

	As of December 31, 2021
	HighPeak	Alamo Acquisitions	Combined
Estimated Proved Developed Reserves:
Crude oil (MBbl)	22,610	2,679	25,289
NGL (MBbl)	3,540	—	3,540
Natural gas (MMcf)	14,611	2,691	17,302
Total (MBoe)	28,585	3,127	31,712
Estimated Proved Undeveloped Reserves:
Crude oil (MBbl)	29,215	4,173	33,388
NGL (MBbl)	3,838	—	3,838
Natural gas (MMcf)	15,450	3,755	19,205
Total (MBoe)	35,628	4,799	40,427
Estimated Proved Reserves:
Crude oil (MBbl)	51,825	6,852	58,677
NGL (MBbl)	7,378	—	7,378
Natural gas (MMcf)	30,061	6,446	36,507
Total (MBoe)	64,213	7,926	72,139

The pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGL and natural gas reserves as of December 31, 2021 is as follows (in thousands):

	As of December 31, 2021
	HighPeak	Alamo Acquisitions	Combined
Future cash inflows	$3,668,535	$486,274	$4,154,809
Future production costs	(824,865)	(93,085)	(917,950)
Future development costs	(432,370)	(56,882)	(489,252)
Future income tax expense	(431,737)	(2,553)	(434,290)
Future net cash flows	1,979,563	333,754	2,313,317
Discount to present value at 10% annual rate	(860,754)	(160,280)	(1,021,034)
Standardized measure of discounted future net cash flows	$1,118,809	$173,474	$1,292,283

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved crude oil, NGL and natural gas reserves for the year ended December 31, 2021 are as follows (in thousands):

	Year Ended December 31, 2021
	HighPeak	Alamo Acquisitions	Combined
Standardized measure of discounted future net cash flows, beginning of year	$222,192	$8,488	$230,680
Sales of crude oil and natural gas, net of production costs	(184,325)	(4,375)	(188,700)
Extensions and discoveries, net of future development costs	987,689	161,757	1,149,446
Net changes in prices and production costs	272,889	6,163	279,052
Changes in estimated future development costs	(13,551)	(178)	(13,729)
Purchases of minerals-in-place	31,353	—	31,353
Sales of minerals-in-place	(3,067)	—	(3,067)
Revisions of previous quantity estimates	(40,466)	1,688	(38,778)
Accretion of discount	23,419	855	24,274
Net changes in income taxes	(212,574)	(1,336)	(213,910)
Net changes in timing of production and other	35,250	412	35,662
Standardized measure of discounted future net cash flows, end of year	$1,118,809	$173,474	$1,292,283